UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2018

Date of Report

(Date of earliest event reported)

FUTURE HEALTHCARE OF AMERICA

(Exact name of registrant as specified in its charter)

WYOMING	000-54917	45-5547692
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

5001 Baum Blvd., Suite 770

Pittsburgh, PA  15213

(Address of principal executive offices)

(561) 693-1422

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [X]

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Effective as of August 31, 2018, Future Healthcare of America, a Wyoming corporation (the “Company”), has terminated its operations in Casper, Wyoming.  The primary assets involved in these operations were its list of clients and its Medicare license.  The Company will transfer its clients to other providers and will voluntarily terminate its license.

The Company has determined to dispose of its Casper assets due to a lack of business in that location.  In addition, as disclosed in the Company’s Current Report on Form 8-K dated May 18, 2018, and filed with the Securities and Exchange Commission on May 21, 2018, the non-binding letter of intent that the Company signed with Natur Holding B.V., a Netherlands-based holding company (“Natur”), contemplates that the Company’s current businesses will be disposed of either prior to or after the closing of the proposed definitive agreement between the parties, and the disposition of the Company’s Wyoming assets will help to meet this condition.  The Company is continuing to negotiate the terms of a binding agreement for the acquisition of Natur.  However, we can provide no assurance that we will be successful in this regard or that, if such an agreement is executed and closed, any such acquisition will be beneficial to the Company and its stockholders.

The Company will continue to employ one person to provide managed care services in Casper through the end of September, 2018, and one additional person to handle collection of invoices.  In addition, the Company will continue its operations in Billings, Montana, from which it derived approximately 55 percent of its revenues in the six month period ended June 30, 2018, and it is expected that any definitive agreement for the acquisition of Natur will also provide for the Company to engage one director/consultant to assist with transition matters for an approximate period of up to three months

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE HEALTHCARE OF AMERICA,

a Wyoming corporation

Dated:  August 31, 2018

By /s/ Christopher J. Spencer

Christopher J. Spencer, President